UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On March 8, 2017, the Board of Directors (the “Board”) of Argos Therapeutics, Inc. (the “Company”) approved a workforce action plan designed to streamline operations and reduce the Company’s operating expenses. Under this plan, the Company plans to reduce its workforce by 46 employees (or 38%) from 122 employees to 76 employees. The principal objective of the reduction is to enable the Company to conserve its financial resources as the Company conducts its ongoing review of the preliminary ADAPT trial data set and discusses the data with the U.S. Food and Drug Administration (“FDA”), following which the Company will make a determination as to the next steps for the rocapuldencel-T clinical program.

The Company expects that the workforce reduction will be substantially complete by the end of March 2017. The Company anticipates incurring approximately $1.3 million in total costs associated with the workforce reduction and that such costs will be incurred over the second and third quarters of 2017. The Company expects that the workforce reduction will decrease its annual operating costs by $5.7 million once the plan is fully implemented.

The Company is continuing to review the potential impact of the reduction in force and does not believe that there are any significant additional expenses at this time. If it subsequently determines that it will incur significant additional expenses, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the reduction in force described in Item 2.05 above, Joan C. Winterbottom, the Company’s Vice President and Chief Human Resources Officer, will cease her employment with the Company effective March 17, 2017. In connection with Ms. Winterbottom’s departure, the Compensation Committee of the Board determined to accelerate the vesting of Ms. Winterbottom’s unvested restricted stock and stock options, such that all unvested restricted stock and stock options will become vested and exercisable in full on March 17, 2017. Ms. Winterbottom also will receive the severance payments and benefits provided for her in her Amended and Restated Employment Agreement dated as of June 10, 2016 with the Company.

Forward Looking Statements

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements about its strategy, future operations and financial obligations, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof and not of any future date, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

	By:	/s/ Lori R. Harrelson
	Name:	Lori R. Harrelson
	Title:	Vice President of Finance

DATED: March 9, 2017